EXHIBIT 23.2


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


OpenROUTE Networks, Inc.
Westborough, Massachusetts


We hereby consent to the inclusion in the Registration Statement on Form S-8 of our report dated February 12, 1999 on the consolidated balance sheet of OpenROUTE Networks, Inc. and subsidiaries as of December 31, 1998 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended.


                                      /s/ BDO Seidman, LLP


Boston, Massachusetts
October 18, 1999